Exhibit 10.10

STOCK OPTION AGREEMENT

STOCK OPTION AGREEMENT dated as of the Grant Date (as hereafter defined), by and between SIRVA, Inc., a Delaware corporation (the “Company”), and the grantee whose name appears on the signature page hereof (the “Grantee”).

W I T N E S S E T H:

WHEREAS, to motivate key employees, consultants and non-employee directors of the Company and the Subsidiaries by providing them an ownership interest in the Company, the Board of Directors of the Company (the “Board”) has established, and the shareholders of the Company have approved, the SIRVA, Inc. Amended and Restated Omnibus Stock Incentive Plan, as the same may be amended from time to time (the “Plan”); and

WHEREAS, pursuant to the Plan, the Compensation Committee of the Board (the “Committee”) has authorized the grant to the Grantee of non-qualified stock options to purchase the aggregate number of shares of Common Stock listed on Schedule A hereto under the heading “Total Number of Shares Subject to the Options” (each, a “Share” and, collectively, the “Shares”), at the exercise price per Share listed on Schedule A hereto under the heading “Exercise Price”; and

WHEREAS, the Grantee and the Company desire to enter into an agreement to evidence and confirm the grant of such stock options on the terms and conditions set forth herein.

NOW, THEREFORE, to evidence the stock options so granted, and to set forth the terms and conditions governing such stock options, the Company and the Grantee hereby agree as follows:

1.             Certain Definitions. Capitalized terms used herein without definition shall have the meanings set forth in the Plan. As used in this Agreement, the following terms shall have the following meanings:

(a)           “Aggregate Exercise Price” shall have the meaning set forth in Section 6 hereof.

(b)           “Alternative Option” shall have the meaning set forth in Section 9(c) hereof.

(c)           “Business” shall have the meaning set forth in Section 4(c) hereof.

(d)           “Covered Options” shall have the meaning set forth in Section 4(b) hereof.

(e)           “Exercise Date” shall have the meaning set forth in Section 6 hereof.

(f)            “Exercise Price” shall mean, with respect to each Share covered by an Option, the exercise price at which the Grantee may purchase such Share specified in Section 2(b) hereof.

(g)           “Exercise Shares” shall have the meaning set forth in Section 6 hereof.

(h)           “Financial Gain” shall have the meaning set forth in Section 4(c) hereof.

(i)            “Grant Date” shall mean the date specified on Schedule A hereto under the heading “Grant Date”, which is the date on which the Options are granted to the Grantee.

(j)            “Grantee” shall have the meaning set forth in the introductory paragraph hereto.

(k)           “Normal Expiration Date” shall mean the seventh anniversary of the date hereof.

(l)            “One-Year Date” shall have the meaning set forth in Section 4(c) hereof.

(m)          “Option” shall mean the right granted to the Grantee hereunder to purchase one share of Common Stock for a purchase price equal to the Exercise Price and otherwise subject to the terms and conditions of this Agreement.

(n)           “Securities Act” shall mean the U.S. Securities Act of 1933, as amended.

(o)           “Share” or “Shares” shall have the meaning specified in the preambles hereto.

(p)           “Sufficient Shares” shall mean the smallest number of Shares which, when sold, will produce an amount at least equal to the relevant Tax Liability (after deduction of brokerage and any other charges or taxes on the sale).

(q)           “Taxable Event” means any of the following events which may give rise to liabilities for income tax, with or without corresponding liabilities for national insurance contributions (or their equivalents in any jurisdiction):

(i)            the exercise of the Option; or

(ii)           any other taxable event in relation to the Option; or

(iii)          the sale of Shares acquired on exercise of the Option; or

(iv)          any other taxable event in relation to shares acquired on exercise of the Option.

(r)            “Tax Liability” means the total of:

(i)            any PAYE income tax and primary class 1 (employee) national insurance contributions (or any similar liability to withhold amounts in respect of income tax or social security contribution in any jurisdiction) that the Company or any employer (or former employer) of the Grantee is liable to account for as a result of any Taxable Event; and

(ii)           if such amounts may be lawfully recovered from the Grantee, any secondary class 1 (employer) national insurance contributions (or any similar liability for social security contribution in any jurisdiction) that the Company or any employer (or former employer) of the Grantee is liable to pay as a result of any Taxable Event.

(s)           “Wrongful Conduct” shall have the meaning set forth in Section 4(c) hereof.

(t)            “Wrongful Conduct Period” shall have the meaning set forth in Section 4(c) hereof.

2.             Grant of Options.

(a)           Confirmation of Grant. The Company hereby evidences and confirms its grant to the Grantee, effective as of the date hereof, of Options to purchase the number of Shares listed on Schedule A hereto under the heading “Total Number of Shares Subject to the Options”. The Options are not intended to be incentive stock options under the U.S. Internal Revenue Code of 1986, as amended. This Agreement is subordinate to, and the terms and conditions of the Options granted hereunder are subject to, the terms and conditions of the Plan, which are incorporated by reference herein. If there is any inconsistency between the terms hereof and the terms of the Plan, the terms of the Plan shall govern.

(b)           Exercise Price. Each Share covered by an Option shall have the Exercise Price specified on Schedule A hereto under the heading “Exercise Price”, subject to adjustment as provided in the Plan. As of the date hereof, the

Exercise Price is not less than the fair market value of one share of Common Stock as determined under section 409A of the Code.

3.             Exercisability.

(a)           Options. Except as otherwise provided in Section 7(a) of this Agreement and subject to the continuous employment of the Grantee with the Company or one or more of the Subsidiaries until the applicable vesting date, the Options shall become vested as specified on Schedule A hereto under the heading “Vesting Schedule”.

(b)           Conditions. The Committee, in its sole discretion, may accelerate the vesting or exercisability of any Option, all Options or any class of Options, at any time and from time to time. Shares covered by vested Options may, subject to the provisions hereof, be purchased at any time and from time to time on or after the date the corresponding Options become vested in accordance with the provisions of this Section 3 until the date one day prior to the date on which such Options terminate.

4.             Termination of Options.

(a)           Normal Expiration Date. Subject to Sections 4 and 7, the Options shall terminate and be canceled on the Normal Expiration Date.

(b)           Early Termination.

(i)            Except as provided in this Section 4 and Section 7, if the Grantee’s employment with the Company or any Subsidiary is voluntarily or involuntarily terminated for any reason prior to the Normal Expiration Date, any Options held by the Grantee that have not become vested on or before the effective date of such termination of employment shall terminate and be canceled immediately upon such termination of employment. For purposes of the Plan, all Options held by the Grantee on the effective date of such termination of employment that shall have become vested on or before such effective date shall be referred to as the “Covered Options.”

(ii)           Notwithstanding anything to the contrary contained herein, but subject to the provisions of Section 7, following a termination of Grantee’s employment by reason of such Grantee’s death or Disability, all of the Grantee’s Options (whether or not then vested or exercisable) shall become immediately exercisable in full and shall remain exercisable solely until the twelve-month anniversary of the date of such termination of employment (even if such anniversary falls after the Normal Expiration

Date), and shall automatically terminate and be canceled upon the expiration of such period.

(iii)          Subject to the provisions of Section 7, following a termination of Grantee’s employment by reason of the Grantee’s Retirement, the Covered Options shall remain exercisable until the first to occur of (A) the twelve-month anniversary following the date of such Grantee’s Retirement, or (B) the Normal Expiration Date; provided that, if the Grantee agrees to be bound by certain restrictive covenants, including customary non-competition, non-solicitation, non-disclosure and non-disparagement covenants, then during the three-year period following the Grantee’s Retirement, the Covered Options shall remain exercisable until the earlier of (1) the third anniversary of the Grantee’s Retirement or, if the Grantee dies prior to the third anniversary of his Retirement, the twelve-month anniversary following the date of the Grantee’s death and (2) the Normal Expiration Date; and any Options that are not Covered Options shall continue to become exercisable in accordance with their respective terms during such three-year period as if the Grantee’s employment had not terminated due to his Retirement, and shall automatically terminate and be canceled upon the earlier of (x) the expiration of whichever of such periods is applicable and (y) the breach by the Grantee of any of such covenants.

(iv)          Subject to the provisions of Section 7, if the Grantee’s employment is terminated for any reason other than (x) Retirement, (y) death or Disability or (z) for Cause, the Covered Options shall remain exercisable solely until the first to occur of (A) the 60th day following the date of such termination and (B) the Normal Expiration Date, and shall automatically terminate and be canceled upon the expiration of whichever of such periods is applicable.

(v)           Notwithstanding anything else contained in this Agreement, if the Grantee’s employment with the Company or any Subsidiary is terminated for Cause (or if, following the date of termination of the Grantee’s employment for any reason, the Committee determines that circumstances exist such that the Grantee’s employment could have been terminated for Cause), all Options (whether or not then vested or exercisable) shall automatically terminate and be canceled immediately upon such termination.

(c)           Forfeiture. By accepting these Options, the Grantee acknowledges and agrees that the Options have been granted as an incentive to the Grantee to remain employed by the Company and the Subsidiaries, and to use his or her best efforts to enhance the value of the Company and the Subsidiaries over the long-term. Accordingly, notwithstanding anything contained in this Agreement to the contrary, if, (A) during the Grantee’s employment with the Company or any Subsidiary, (B) during any post-termination option exercise period, or (C) during the period ending one (1) year after the expiration of any post-termination option exercise period (the date such period expires, the “One-Year Date”), the Grantee, except with the prior written consent of the Committee,

(i)  directly or indirectly, owns any interest in, operates, joins, controls or participates as a partner, director, principal, officer, or agent of, enters into the employment of, acts as a consultant to, or performs any services for any entity which has operations that compete with any business of the Company and the Subsidiaries in which the Grantee was employed (in any capacity) in any jurisdiction in which such business is engaged, or in which any of the Company and the Subsidiaries have documented plans to become engaged of which the Grantee has knowledge at the time of the Grantee’s termination of employment (the “Business”), except where (x) the Grantee’s interest or association with such entity is unrelated to the Business, (y) such entity’s gross revenue from the Business is less than 10% of such entity’s total gross revenue, and (z) the Grantee’s interest is directly or indirectly less than two percent (2%) of the Business;

(ii)  directly or indirectly, solicits for employment, employs or otherwise interferes with the relationship of the Company or any of its Affiliates with any natural person throughout the world who is or was employed by or otherwise engaged to perform services for the Company or any of its Affiliates at any time during the Grantee’s employment with the Company or any Subsidiary (in the case of any such activity during such time) or during the twelve-month period preceding such solicitation, employment or interference (in the case of any such activity after the termination of the Grantee’s employment); or

(iii)  directly or indirectly, discloses or misuses any confidential information of the Company or any of its Affiliate (such activities to be collectively referred to as “Wrongful Conduct”), then all Options granted hereunder, to the extent they remain unexercised, shall automatically terminate and be canceled immediately as of the date on which the Grantee first engaged in such Wrongful Conduct and, in such case and in the case of the Grantee’s termination for Cause, the Grantee shall pay to the Company in cash any Financial Gain the Grantee realized from exercising all or a portion of the Options granted hereunder within the period commencing six (6) months prior to the termination of the Grantee’s employment and ending on the One-Year Date (such period, the “Wrongful Conduct Period”). For purposes of this Section 4(c), “Financial Gain” shall equal, on each date of exercise during the Wrongful Conduct Period, the excess of (x) the greater of (I) the Fair Market Value on the date of exercise and (II) the Fair Market Value on the date of sale of the Exercise Shares, over (y) the Exercise Price, multiplied by the number of shares of Common Stock purchased pursuant to the exercise (without reduction for any shares of Common Stock surrendered or attested to). By executing this Option Agreement, the Grantee hereby consents to and authorizes the Company and the Subsidiaries to deduct from any amounts payable by such entities to the Grantee any amounts the Grantee owes to the Company under this Section 4(c). This right of set-off is in addition to any other remedies the Company may have against the Grantee for the Grantee’s breach of this Agreement. The Grantee’s obligations under this Section 4(c) shall be cumulative (but not duplicative) of any similar obligations the Grantee has under this Agreement or pursuant to any other agreement with the Company or any Subsidiary.

5.             Restrictions on Exercise; Non-Transferability of Options.

(a)           Restrictions on Exercise. Once vested in accordance with the provisions of this Agreement, the Options may be exercised only with respect to full shares of Common Stock. No fractional shares of Common Stock shall be issued. Notwithstanding any other provision of this Agreement, the Options may not be exercised in whole or in part, and no certificates representing Shares shall be delivered, (i) unless all requisite approvals and consents of any governmental authority of any kind having jurisdiction over the exercise of the Options shall have been secured, and (ii) unless Section 5(c) shall have been satisfied.

(b)           Non-Transferability of Options. The Options may be exercised only by the Grantee or, following his death, by the Grantee’s estate. The Options are not assignable or transferable, in whole or in part, and may not, directly or indirectly, be offered, transferred, sold, pledged, assigned, alienated, hypothecated or otherwise disposed of or encumbered (including without limitation by gift, operation of law or otherwise) other than by will or by the laws of descent and distribution to the estate of the Grantee upon the Grantee’s death, provided that the deceased Grantee’s beneficiary or the representative of the Grantee’s estate shall acknowledge and agree in writing, in a form reasonably acceptable to the Company, to be bound by the provisions of this Agreement and the Plan as if such beneficiary or the estate were the Grantee.

(c)           Withholding. Whenever Shares are to be issued pursuant to the Options, the Company may require the recipient of the Shares to remit to the Company an amount in cash sufficient to satisfy the statutory minimum U.S. federal, state and local and non-U.S. tax withholding requirements as a condition to the issuance of such Shares. In the event any cash is paid to the Grantee or the Grantee’s estate or beneficiary pursuant to Section 7 hereof or Article X of the

Plan, the Company shall have the right to withhold an amount from such payment sufficient to satisfy the statutory minimum U.S. federal, state and local and non-U.S. tax withholding requirements. The Committee may, in its discretion, require or permit the Grantee to elect, subject to such conditions as the Committee shall impose, to meet such obligations by having the Company withhold the least number of Shares having a Fair Market Value sufficient to satisfy all or part of the Grantee’s estimated total statutory minimum U.S. federal, state, and local and non-U.S. tax obligation with respect to the issuance of Shares upon exercise of Options.

(d)           Additional United Kingdom Tax Provisions.

(i)            Without limiting the generality of Section 5(c) or Section 13.4 of the Plan, the Grantee irrevocably agrees to (A) pay to the Company, his employer or former employer (as appropriate) the amount of any Tax Liability and (B) enter into arrangements to the satisfaction of the Company, his employer or former employer (as appropriate) for payment of any Tax Liability. In addition, the Grantee irrevocably agrees that (I) the Grantee will reimburse the Company, his employer or former employer (as appropriate) for any secondary class 1 (employer) national insurance contributions (or any similar liability for social security contribution in any jurisdiction) which (x) the Company or any employer (or former employer) of the Grantee is liable to pay as a result of any Taxable Event; and (y) may be lawfully recovered by the Company or any employer (or former employer) from the Grantee and (II) at the request of the Company, his employer or former employer, the Grantee shall join that person in making a valid election to transfer to the Grantee the whole or any part of the liability for secondary class 1 (employer) national insurance contributions (or any similar liability for social security contribution in any jurisdiction) described in clause (I) of this sentence.

(ii)           If (A) the Grantee does not fulfil his obligations arising under the first sentence of Section 5(d)(i) in respect of any Tax Liability relating to the exercise of the Option within seven days after the date of exercise and (B) Shares are readily saleable at that time, the Company shall withhold Sufficient Shares from the Shares which would otherwise be delivered to the Grantee. From the net proceeds of sale of those withheld Shares, the Company shall (I) retain (if the Company is to account for or pay the relevant Tax Liability), (II) pay to the Grantee’s employer or former employer (if that person is liable to account for or pay the relevant Tax Liability), or (III) an amount equal to the Tax Liability, and shall pay any balance to the Grantee. The Grantee’s obligations under

Section 5(d)(i) shall not be affected by any failure of the Company to withhold shares under this Section 5(d)(ii).

(iii)          The Grantee irrevocably agrees to enter into a joint election in respect of the Option Shares under section 431(1) or section 431(2) of ITEPA 2003, if required to do so by the Company, his employer or former employer, on or before the date of exercise of the Option.

(iv)          The Grantee hereby appoints the Company (acting by any of its directors from time to time) as the Grantee’s agent and attorney to (A) sell the Sufficient Shares specified in Section 5(d)(ii) and deal with the proceeds of that sale in accordance with Section 5(d)(ii); and (II) execute any joint election required to be entered into under Section 5(d)(iii), in the Grantee’s name and on the Grantee’s behalf. The Company may appoint one or more persons to act as substitute agent(s) and attorney(s) for the Grantee and to exercise one or more of the powers conferred on the Company by the power of attorney set out in this Section 5(d)(iv), other than the power to appoint a substitute attorney. The Company may subsequently revoke any such appointment. The power of attorney set out in this Section 5(d)(iv) shall be irrevocable, save with the consent of the Company, and is given by way of security to secure the interest of the Company (for itself and as trustee under this Agreement on behalf of any employer or former employer of the Grantee) as a person liable to account for or pay any relevant Tax Liability. The Grantee declares that a person who deals in good faith with the Company or any substitute attorney as the Grantee’s attorney appointed under this Section 5(d)(iv) may accept a written statement signed by that person to the effect that this power of attorney has not been revoked as conclusive evidence of that fact.

(v)           As the Grantee is an employee in the United Kingdom the provisions of this Section 5(d) (but only this Section 5(d)) shall be governed by and construed in accordance with laws of England and Wales.

6.             Manner of Exercise. To the extent that any outstanding Options shall have become and remain vested and exercisable as provided in Sections 3 and 4 and subject to such reasonable administrative regulations as the Committee may have adopted, such Options may be exercised, in whole or in part, by notice to the Secretary of the Company in writing given at least 5 business days prior to the date as of which the Grantee will so exercise the Options (the “Exercise Date”), specifying the number of whole Shares with respect to which the Options are being exercised (the “Exercise Shares”) and the aggregate Exercise Price for such Exercise Shares. On or before the Exercise Date, the Grantee (i) shall deliver to the Company full payment for the Exercise Shares in United

States dollars in cash, or cash equivalents satisfactory to the Company, and in an amount equal to the product of the number of Exercise Shares, multiplied by the Exercise Price (such product, the “Aggregate Exercise Price”) and (ii) the Company shall deliver to the Grantee a certificate or certificates representing the Exercise Shares and registered in the name of the Grantee. In lieu of tendering cash, the Grantee may tender shares of Common Stock that have been owned by the Grantee for at least six months, having an aggregate Fair Market Value on the Exercise Date equal to the Aggregate Exercise Price or may deliver a combination of cash and such shares of Common Stock having an aggregate Fair Market Value equal to the difference between the Aggregate Exercise Price and the amount of such cash as payment of the Aggregate Exercise Price, subject to such rules and regulations as may be adopted by the Committee to provide for the compliance of such payment procedure with applicable law, including Section 16(b) of the Exchange Act. The Company may require the Grantee to furnish or execute such other documents as the Company shall reasonably deem necessary (i) to evidence such exercise and (ii) to comply with or satisfy the requirements of the Securities Act, applicable state or non-U.S. securities laws or any other law.

7.             Change in Control.

(a)           Options. Subject to Section 7(c), in the event of a Change in Control, all of the Options outstanding immediately prior to the consummation of the transaction constituting the Change in Control (regardless of whether such Options are at such time otherwise vested or exercisable) shall become exercisable or, at the discretion of the Committee, any or all of such Options shall be canceled in exchange for a payment in accordance with Section 7(b) of an amount equal to the product of (i) the Change in Control Price over the Exercise Price, multiplied by (ii) the aggregate number of Shares covered by all such Options immediately prior to the Change in Control.

(b)           Timing of Option Cancelation Payments. Payment of the amount calculated in accordance with Section 7(a) shall be made in cash or, if determined by the Committee (as constituted immediately prior to the Change in Control), in shares of the common stock of the New Employer having an aggregate fair market value equal to such amount and shall be payable in full, as soon as reasonably practicable, but in no event later than 30 days, following the Change in Control. For purposes hereof, the fair market value of a share of common stock of the New Employer shall be determined by the Committee (as constituted immediately prior to the Change in Control), in good faith.

(c)           Alternative Options. Notwithstanding Sections 7(a) and 7(b), no cancellation, termination, acceleration of exercisability or vesting or settlement or other payment shall occur with respect to any Option if the Committee (as constituted immediately prior to the consummation of the transaction constituting the Change in Control) reasonably determines, in good faith, prior to the Change in Control that the Options shall be honored or assumed, or new rights substituted therefor (such honored, assumed or substituted Option being hereinafter referred to as an “Alternative Option”) by the New Employer, provided that any Alternative Options must:

(i)  be based on shares of voting capital stock that are traded on an established U.S. securities market;

(ii)  provide the Grantee with rights and entitlements substantially equivalent to the rights and entitlements applicable under the terms of the Options immediately prior to the consummation of the transaction constituting the Change in Control, including, but not limited to, an identical exercise and vesting schedule and identical timing and methods of exercise or payment;

(iii)  have substantially equivalent economic value to the Options (determined at the time of the Change in Control);

(iv)  have terms and conditions which provide that in the event that the Grantee suffers an involuntary termination within two years following a Change in Control any conditions on the Grantee’s rights under, or any restrictions on transfer or exercisability applicable to, each such Alternative Option shall be waived or shall lapse, as the case may be; and

(v)  not be subject to the requirements of section 409A of the Code.

8.             No Rights as Stockholder. The Grantee shall have no voting or other rights as a stockholder of the Company with respect to any Shares covered by the Options until the exercise of the Options and the issuance of a certificate or certificates to the Grantee for such Shares. No adjustment shall be made for dividends or other rights for which the record date is prior to the issuance of such certificate or certificates.

9.             Capital Adjustments. Subject to the terms of the Plan, in the event of any Adjustment Event affecting the Common Stock such that an adjustment is required to preserve, or to prevent enlargement of the benefits or potential benefits made available to the Grantee under the Plan or this Agreement, then the Committee shall, in such manner as the Committee shall deem equitable, adjust any or all of the number of shares of Common Stock covered by the Options and the grant, exercise or conversion price with respect to such Options. In addition, the Committee may make provision for a cash payment to the Grantee. The number of shares of Common Stock subject to any Option shall be rounded to the nearest whole number. Notwithstanding anything to the contrary contained in this Section 9, the Committee shall not make any adjustment that would cause the Options to be subject to the requirements of section 409A of the Code.

10.           Miscellaneous.

(a)           Notices. All notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given if delivered personally or sent by certified or express mail, return receipt requested, postage prepaid, or by any recognized international equivalent of such delivery, to the Company or the Grantee, as the case may be, at the following addresses or to such other address as the Company or the Grantee, as the case may be, shall specify by notice to the others:

(i)  if to the Company, to it at:

SIRVA, Inc.

Law Department

700 Oakmont Lane

Westmont, Illinois  60559

Attention:  General Counsel

(ii)  if to the Grantee, to the Grantee at the address specified on Schedule A hereto under the heading “Grantee’s Address”.

All such notices and communications shall be deemed to have been received on the date of delivery if delivered personally or on the third business day after the mailing thereof, provided that the party giving such notice or communication shall have attempted to telephone the party or parties to which notice is being given during regular business hours on or before the day such notice or communication is being sent, to advise such party or parties that such notice is being sent.

(b)           Binding Effect; Benefits. This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and assigns. Nothing in this Agreement, express or implied, is intended or shall be construed to give any person other than the parties to this Agreement or their respective successors or assigns any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained herein.

(c)           Waiver; Amendment.

(i)            Waiver. Any party hereto or beneficiary hereof may by written notice to the other parties (A) extend the time for the performance of any of the obligations or other actions of the other parties under this

Agreement, (B) waive compliance with any of the conditions or covenants of the other parties contained in this Agreement and (C) waive or modify performance of any of the obligations of the other parties under this Agreement. Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party or beneficiary, shall be deemed to constitute a waiver by the party or beneficiary taking such action of compliance with any representations, warranties, covenants or agreements contained herein. The waiver by any party hereto or beneficiary hereof of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any preceding or succeeding breach and no failure by a party or beneficiary to exercise any right or privilege hereunder shall be deemed a waiver of such party’s or beneficiary’s rights or privileges hereunder or shall be deemed a waiver of such party’s or beneficiary’s rights to exercise the same at any subsequent time or times hereunder.

(ii)           Amendment. This Agreement may not be amended, modified or supplemented orally, but only by a written instrument executed by the Grantee and the Company; provided, that, notwithstanding anything to the contrary contained in this Agreement, without the Grantee’s consent, the Committee may amend (such amendment to have the minimum economic effect necessary, as determined by the Committee in its sold discretion) this Agreement in such manner as may be necessary or appropriate to exempt the Options from section 409A of the Code.

(d)           Assignability. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by the Company or the Grantee without the prior written consent of the other parties; provided that the Company may assign all or any portion of its rights hereunder to one or more persons or other entities designated by it in connection with a Change in Control of the Company.

(e)           Applicable Law. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN, THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK, EXCEPT TO THE EXTENT THAT THE CORPORATE LAW OF THE STATE OF DELAWARE SPECIFICALLY AND MANDATORILY APPLIES.

(f)            Consent to Electronic Delivery. By executing this Agreement, Grantee hereby consents to the delivery of information (including, without limitation, information required to be delivered to the Grantee pursuant to applicable securities laws) regarding the Company and the Subsidiaries, the Plan, the Options and the Shares subject to the Options via Company web site or other electronic delivery.

(g)           Severability; Blue Pencil. In the event that any one or more of the provisions of this Agreement shall be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby. Grantee and the Company agree that the covenants contained in this Agreement are reasonable covenants under the circumstances, and further agree that if, in the opinion of any court of competent jurisdiction such covenants are not reasonable in any respect, such court shall have the right, power and authority to excise or modify such provision or provisions of these covenants as to the court shall appear not reasonable and to enforce the remainder of these covenants as so amended.

(h)           Section and Other Headings, etc. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

(i)            No Guarantee of Employment. Nothing in this Agreement shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate the Grantee’s employment at any time, nor to confer upon the Grantee any right to continue in the employ of the Company or any Subsidiary.

(j)            Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

(k)           Delegation. All of the powers, duties and responsibilities of the Committee specified in this Agreement may, to the full extent permitted by applicable law, be exercised and performed by the Board of Directors of the Company or any duly constituted committee thereof to the extent authorized by the Board or the Committee to exercise and perform such powers, duties and responsibilities.

(l)            Gender and Number. Except when otherwise indicated by the context, words in the masculine gender used herein shall include the feminine gender, the singular shall include the plural, and the plural shall include the singular.

-Signature page follows-

IN WITNESS WHEREOF, the Company and the Grantee have executed this Agreement as of the Grant Date.

SIRVA, INC.

By:
Name:
Title:

THE GRANTEE

Name: «Name»

Schedule A

Option Grant Information

Grantee	«name»

Grantee Address	«address» «citystatezip»

Grant Date	«grantdate»

Total Number of Shares Subject to the Options	«options»

Exercise Price	«exerciseprice»

Vesting Schedule

Over two (2) years in equal installments on each of the first two anniversaries of the Grant Date, subject to the Grantee’s continuous employment with the Company or a Subsidiary from the Grant Date to such anniversary